Exhibit 99.3

UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS

      The following unaudited pro forma consolidated balance sheet of CSC Holdings at December 31, 2003 and unaudited pro forma statement of operations of CSC Holdings for the year ended December 31, 2003 give effect to the proposed spin-off by Cablevision of all of the capital stock of an entity that will own all of Cablevision’s interest in Rainbow DBS, three national programming services of Rainbow Media Holdings — AMC, IFC and WE: Women’s Entertainment — as well as certain other assets described herein under “Proposed Spin-Off.” The pro forma summary consolidated balance sheet and statement of operations are prepared on the assumption that the proposed spin-off and all related transactions described in CSC Holdings’ Form 10-K under the captions “Business — Programming and Entertainment Operations —
Rainbow DBS” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Recent Events — Planned Spin off of Satellite Service and Three Rainbow Media National Entertainment Services” and “— Rainbow DBS” had been completed on December 31, 2003 and January 1, 2003, respectively.

      The following pro forma information presumes that, under the Financial Accounting Standards Board Interpretation No. 46 — Consolidation of Variable Interest Entities, the spun-off entity is not deemed to be a variable interest entity or, if it is so deemed, that CSC Holdings will not be considered the primary beneficiary of the arrangement. If the spun-off entity is ultimately considered a variable interest entity and CSC Holdings is determined to be the primary beneficiary of the arrangement, the spun-off entity’s operations will continue to be consolidated with CSC Holdings.

      Management believes that the assumptions used provide a reasonable basis on which to present the unaudited pro forma financial data. The unaudited pro forma financial data may not be indicative of the results that would have occurred if the proposed spin-off had occurred on January 1, 2003 or December 31, 2003, as applicable, or which may be obtained in the future. All other assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma consolidated financial statements.

      The unaudited pro forma financial data should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto for Cablevision and CSC Holdings included in our Form 10-K.

Exhibit 99.3

CSC HOLDINGS, INC. AND SUBSIDIARIES

Pro Forma Consolidated Balance Sheet

December 31, 2003

		Pro Forma Adjustments

		Spin-off of
		Rainbow DBS	Issuance of
		and Rainbow	Preferred
	Historical	Subsidiaries(a)	Interest(b)	Contributions(c)	Pro Forma

	(dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$326,962	$(126)	—	—	$326,836
Accounts receivable trade	355,835	(87,142)			268,693
Investment securities, current	5,874	—			5,874
Notes and other receivables, current	74,463	(2,978)			71,485
Prepaid expenses and other current assets	108,071	(26,804)			81,267
Feature film inventory, net	92,362	(91,509)			853
Deferred tax asset, current	66,649	(7,798)			58,851
Advances to affiliates	42,922	299,714		(296,260)	46,376

Total current assets	1,073,138	83,357	—	(296,260)	860,235
Property, plant and equipment, net	4,593,210	(356,333)			4,236,877
Investments in affiliates	25,449	(2)			25,447
Investment securities	23				23
Investment securities pledged as collateral	1,224,498				1,224,498
Other investments	2,456		350,000		352,456
Notes and other receivables	95,815	(1,500)			94,315
Derivative contracts	586,894				586,894
Other assets	82,583	(19,168)			63,415
Long-term feature film inventory, net	303,393	(299,706)			3,687
Deferred carriage fees, net	119,225	(99,231)			19,994
Franchises, net	735,362				735,362
Affiliation, broadcast and other agreements, net	630,523	(321,406)			309,117
Other intangible assets, net	159,268				159,268
Excess costs over fair value of net assets acquired, net	1,472,643	(82,552)			1,390,091
Deferred financing, acquisition and other costs, net	96,041	(280)			95,761

	$11,200,521	$(1,096,821)	$350,000	(296,260)	$10,157,440

(footnotes follow)

Exhibit 99.3

CSC HOLDINGS, INC. AND SUBSIDIARIES

Pro Forma Consolidated Balance Sheet — (Continued)

For the Year Ended December 31, 2003

		Pro Forma Adjustments

		Spin-off of
		Rainbow DBS	Issuance of
		and Rainbow	Preferred
	Historical	Subsidiaries(a)	Interest(b)	Contributions(c)	Pro Forma

	(dollars in thousands)
LIABILITIES AND STOCKHOLDER’S DEFICIENCY
Current Liabilities:
Accounts payable	$334,283	$(49,612)	$—	$—	$284,671
Accrued liabilities:
Interest	119,983				119,983
Employee related costs	312,195	(24,503)			287,692
Other	467,667	(25,971)			441,696
Accounts payable to affiliates	10,231	15,218			25,449
Deferred revenue, current	117,709	(648)			117,061
Feature film and contract obligations	92,206	(80,111)			12,095
Liabilities under derivative contracts	38,968				38,968
Current portion of bank debt	111,039				111,039
Current portion of capital lease obligations	15,636	(3,142)			12,494

Total current liabilities	1,619,917	(168,769)	—	—	1,451,148
Feature film and contract obligations, long-term	286,955	(239,520)			47,435
Deferred revenue	16,322	(872)			15,450
Deferred tax liability	290,647	42,382			333,029
Liabilities under derivative contracts	127,751				127,751
Other long-term liabilities	217,946				217,946
Bank debt, long-term(d)	2,246,000			237,000	2,483,000
Collateralized indebtedness	1,617,620				1,617,620
Senior notes and debentures	3,692,699				3,692,699
Subordinated debentures	599,203				599,203
Notes payable	150,000				150,000
Capital lease obligations, long-term	69,220	(2,926)			66,294
Series H Redeemable Exchangeable Preferred Stock	434,181				434,181
Series M Redeemable Exchangeable Preferred Stock	1,110,113				1,110,113
Deficit investment in affiliates	41,111				41,111
Minority interests	580,766				580,766

Total liabilities	13,100,451	(369,705)	—	237,000	12,967,746

Series A Exchangeable Participating Preferred Stock	80,001				80,001

Commitments and contingencies Stockholder’s deficiency:
Series A Cumulative Convertible Preferred Stock	—				—
Series B Cumulative Convertible Preferred Stock	—				—
8% Series D Cumulative Preferred Stock	—				—
Common Stock	53				53
Paid-in capital	829,801	(727,116)	350,000	(533,260)	(80,575)
Accumulated deficit	(2,808,833)	—	—	—	(2,808,833)

	(1,978,979)	(727,116)	350,000	(533,260)	(2,889,355)
Accumulated other comprehensive loss	(952)	—	—	—	(952)

Total stockholder’s deficiency	(1,979,931)	(727,116)	350,000	(533,260)	(2,890,307)

	$11,200,521	$(1,096,821)	$350,000	$(296,260)	$10,157,440

(footnotes on following page)

Exhibit 99.3

(a)	Spin-off of Rainbow DBS and Rainbow Subsidiaries. As a result of the Rainbow spin-off, the businesses described in CSC Holdings’ Form 10-K under the captions “Business — Programming and Entertainment Operations — Rainbow DBS” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Recent Events
— Planned Spin off of Satellite Service and Three Rainbow Media National Entertainment Services” and “— Rainbow DBS” will be spun-off to Cablevision’s stockholders. This adjustment (a) reflects the elimination of the combined balance sheets of the businesses as of December 31, 2003 to be included in the proposed spin-off.

(b)	Issuance of Preferred Interest. Prior to the proposed spin-off and as part of the restructuring transactions, a preferred interest in one of the transferred entities is expected to be issued to CSC Holdings. This adjustment (b) reflects the issuance of the preferred interest to CSC Holdings.

(c)	Contributions. This adjustment (c) reflects additional borrowings by CSC Holdings under its credit facility for the contribution at the date of the spin-off of $237 million in cash (consisting of $87 million in funds approved for 2003 that had not yet been spent in addition to $150 million of funding that had been approved for 2004), as if such contribution was made on December 31, 2003. This adjustment also reflects contributions aggregating $296.3 million which represent amounts due from entities included in the proposed spin-off which will not be repaid to CSC Holdings.

(d)	Entities included in the proposed spin-off intend to raise additional funds in a debt financing, which among other things, will be used to repay all outstanding amounts under the Rainbow Media Holdings credit facility. Outstanding indebtedness under the Rainbow Media Holdings credit facility at December 31, 2003 amounted to $734 million.

Exhibit 99.3

CSC HOLDINGS, INC. AND SUBSIDIARIES

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2003

		Pro Forma Adjustments

		Spin-off of Rainbow	Dividend Income	Elimination of	Interest Expense
		DBS and Rainbow	on Preferred	Management	on
	Historical	Subsidiaries(a)	Interest(b)	Fee(c)	Contribution(d)	Pro Forma

	(dollars in thousands)
Revenues, net	$4,177,148	$(472,167)	$—	$—	$—	$3,704,981

Operating expenses:
Technical and operating	1,909,906	(216,410)				1,693,496
Selling, general and administrative	1,173,162	(215,365)		13,113		970,910
Other operating income	(8,993)	4,261				(4,732)
Restructuring charges	10,725	141				10,866
Depreciation and amortization	1,060,651	(51,450)				1,009,201

	4,145,451	(478,823)	—	13,113	—	3,679,741

Operating income (loss)	31,697	6,656	—	(13,113)	—	25,240

Other income (expense):
Interest expense	(615,676)	2,530			(8,603)	(621,749)
Interest income	16,330	(2,728)				13,602
Dividend income	—		42,000			42,000
Equity in net income of affiliates	429,732					429,732
Loss on sale of cable assets and programming interests, net	(13,644)					(13,644)
Gain on investments, net	235,857					235,857
Write-off of deferred financing costs	(388)	388				—
Loss on derivative contracts, net	(208,323)					(208,323)
Minority interests	(45,908)					(45,908)
Miscellaneous, net	3,624	244				3,868

	(198,396)	434	42,000	—	(8,603)	(164,565)

Income (loss) from continuing operations before income taxes and dividend requirements	(166,699)	7,090	42,000	(13,113)	(8,603)	(139,325)
Income tax benefit (expense)	(21,959)	(5,787)	(17,640)	5,507	3,613	(36,266)

Income (loss) from continuing operations before dividend requirements	(188,658)	1,303	24,360	(7,606)	(4,990)	(175,591)
Dividend requirements applicable to preferred stock	(92,260)	—	—	—	—	(92,260)

Income (loss) from continuing operations	$(280,918)	$1,303	$24,360	$(7,606)	$(4,990)	$(267,851)

(a)	Spin-off of Rainbow DBS and Rainbow Subsidiaries. As a result of the Rainbow spin-off, the businesses described in CSC Holdings’ Form 10-K under the captions “Business — Programming and Entertainment Operations — Rainbow DBS” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Recent Events — Planned Spin off of Satellite Service and Three Rainbow Media National Entertainment Services” and “—Rainbow DBS” will be spun-off to Cablevision’s stockholders. This adjustment (a) reflects the elimination of the combined results of operations of the businesses to be included in the proposed spin-off.

(b)	Dividend Income on Preferred Interest. Prior to the proposed spin-off and as part of the restructuring transactions, a preferred interest in one of the transferred entities is expected to be issued to CSC Holdings. This adjustment (b) reflects recording pay-in-kind dividends on that preferred interest, at a per annum assumed rate of 12%.

(c)	Elimination of Management Fee. This adjustment (c) reflects the elimination of CSC Holdings’ management fees charged to AMC and WE: Women’s Entertainment, which are recorded by CSC Holdings as a contra-expense and which will no longer be paid after consummation of the proposed spin-off. The management fee expense recorded by AMC and WE: Women’s Entertainment has previously been recorded in adjustment (a).

(d)	Interest Expense on Contribution. This adjustment (d) reflects additional interest expense, at CSC Holdings’ weighted average bank borrowing rate, on the contribution by CSC Holdings at the date of the spin-off of $237 million in cash (consisting of $87 million in funds approved for 2003 that had not yet been spent in addition to $150 million of funding that had been approved for 2004), as if such contribution was made on January 1, 2003.